Exhibit 99.2

Criteo to Announce Fourth Quarter and Fiscal Year 2015 Earnings Results on February 10, 2016

NEW YORK, N.Y. - January 21, 2016 - Criteo S.A. (NASDAQ: CRTO), the performance marketing technology company, will announce its financial results for the fourth quarter and fiscal year ended December 31, 2015 on Wednesday, February 10, 2016.

On that day, the Company will host a conference call at 8:00AM ET, 2:00PM CET to discuss these results. JB Rudelle, Executive Chairman and co-founder, Eric Eichmann, CEO, and Benoit Fouilland, CFO, will host the call.
To access the conference call, please use the following dial-in numbers: U.S. +1 877 870 4263, International: +1 412 317 0790 or +33 1 76 74 05 02 and ask to be joined into the Criteo, S.A. call. The call will also be webcast simultaneously at http://ir.criteo.com.
As the Company will report for the first time its financial statements established in US Dollars and in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”), the Company will host a separate conference call on the same day, February 10, 2016, at 9:15AM ET, 3:15PM CET. The purpose of this second call will be to discuss the conversion of its financial statements established in euros and in accordance with International Financial Reporting Standards (“IFRS”) into financial statements established in US Dollars and in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). Benoit Fouilland, CFO, will host this call.

To access the conference call, please use the following dial-in numbers: U.S. +1 877 870 4263, International: +1 412 317 0790 or +33 1 76 74 05 02 and ask to be joined into the Criteo US GAAP Transition call. The call will also be webcast simultaneously at http://ir.criteo.com.
Following completion of both of these calls, a recorded replay of each webcast will be available on Criteo’s website.
Additional investor information can be accessed at http://ir.criteo.com.
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About Criteo
Criteo delivers personalized performance marketing at an extensive scale. Measuring return on post-click sales, Criteo makes ROI transparent and easy to measure. Criteo has over 1,700 employees in 27 offices across the Americas, EMEA and Asia-Pacific, serving over 9,200 advertisers worldwide with direct relationships with over 11,000 publishers.
For more information, please visit http://www.criteo.com

Public Relations Contact:	Investor Relations Contact:
Emma Ferns	Edouard Lassalle
e.ferns@criteo.com	e.lassalle@criteo.com

Friederike Edelman
f.edelmann@criteo.com